UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 15, 2015

SIGA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-23047	13-3864870
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

660 Madison Avenue, Suite 1700 New York, New York	10065
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (212) 672-9100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

As previously disclosed, on September 16, 2014, SIGA Technologies, Inc. (the “Company” or “SIGA”) filed a voluntary petition for relief under chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”), Case No. 14-12623 (the “Chapter 11 Case”).

On December 15, 2015, the Company issued a press release announcing that it had filed with the Bankruptcy Court its proposed Plan of Reorganization (the “Plan”) which, if confirmed by the Bankruptcy Court, will allow SIGA to emerge from chapter 11 while maintaining its ability to pursue to finality its ongoing litigation with PharmAthene, Inc. (“PharmAthene”), without having to post a bond or other security.  The Plan is supported by the official committee of unsecured creditors appointed by the U.S. Trustee for the Southern District of New York in the Chapter 11 Case.

The following is a summary of certain material terms of the Plan. This summary does not include a description of all of the terms, conditions and other provisions of the Plan or other documentation contemplated by the Plan, and is qualified in all respects by reference to the full text of the Plan and its exhibits.

The terms of any plan of reorganization ultimately confirmed by the Bankruptcy Court could differ, potentially materially, from the terms of the Plan, and the Plan may be amended.

All capitalized terms used but not otherwise defined in this Current Report on Form 8-K have the meanings set forth in the Plan.

•	Prepetition unsecured claims (other than PharmAthene’s claim) will be paid in cash in full.

•	Upon the effective date of the Plan, ownership of existing shares of SIGA’s common stock shall remain unaltered by the Plan; however, existing shares will be subject to potential future cancellation (without receipt of any consideration) in the event that PharmAthene’s claim is satisfied though the issuance of newly issued shares of SIGA stock (option (iii) described below).

•	Once PharmAthene’s claim has been finally determined through completion of the ongoing litigation, SIGA will have 120 days (subject to a possible 90 day extension) to select one of the following options to treat PharmAthene’s claim under the Plan: (i) payment in full in cash, including accrued interest; (ii) compliance with the terms of the final order determining the claim (for example, if such order provides for the payment of a royalty stream); (iii) delivery to PharmAthene of 100% of newly-issued stock of SIGA, with all existing shares of SIGA’s common stock being cancelled with no distribution to existing shareholders on account thereof; or (iv) such other option as is mutually agreed upon by SIGA and PharmAthene.

•	The 120 day period can be extended for a maximum of 90 additional days in exchange for payment by SIGA of $20 million to PharmAthene to be applied to payments to be made under options (i) or (ii) set forth above (if selected), and otherwise nonrefundable.

•	In addition, PharmAthene shall be paid $5 million on the effective date of the Plan to be applied to payments to be made under options (i) or (ii) set forth above (if selected), and otherwise nonrefundable.

•	The Plan requires SIGA to comply with certain affirmative and negative covenants from the date the Plan becomes effective until the covenants are terminated as provided under the Plan, and if SIGA breaches any covenant, PharmAthene is entitled to exercise certain remedies provided in the Plan.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description

99.1	Plan of Reorganization of SIGA Technologies, Inc. pursuant to Chapter 11 of the United States Bankruptcy Code, dated December 15, 2015.

99.2	Press Release, dated December 15, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGA TECHNOLOGIES, INC.

By:	/s/ Daniel J. Luckshire
Name:	Daniel J. Luckshire
Title:	Chief Financial Officer

Date:  December 16, 2015